Exhibit 99.1

SHARE REPURCHASE PLAN

American Finance Trust, Inc.
EFFECTIVE AS OF OCTOBER 12, 2015

American Finance Trust, Inc., a Maryland corporation (the “Company”), has adopted this Share Repurchase Plan (the “SRP”), to be administered by the Company on the terms and conditions set forth below.

1.	Participation in the SRP.

a.	Only those stockholders who have purchased shares of common stock of the Company, par value $0.01 per share (the “Shares”) from the Company or received their Shares from the Company (directly or indirectly) through one or more non-cash transactions may participate in the SRP. Under the SRP, stockholders may request on any business day that the Company repurchase all or any portion, subject to certain minimum conditions described in Section 1.c. below, of Shares, if such repurchase does not impair the Company’s capital or operations.
b.	A stockholder who wishes to have Shares repurchased must mail or deliver to the Company a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Shares repurchased following the death of a stockholder must mail or deliver to the Company a written request on a form provided by the Company, including evidence acceptable to the Company of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Shares not repurchased may be passed to an estate, heir or beneficiary following the death of a stockholder. If the Shares are to be repurchased under any conditions outlined herein, the Company will forward the documents necessary to effect the repurchase, including any signature guaranty the Company may require.
c.	In general, a stockholder or his or her estate, heir or beneficiary may present to the Company fewer than all of the Shares then-owned for repurchase, except that the minimum number of Shares that must be presented for repurchase shall be at least 25% of the holder’s Shares. However, if the repurchase request is made within six months of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s Shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining Shares.
d.	The Company will pay repurchase proceeds, less any applicable tax or other withholding required by law, by the 31st day following the end of the quarter during which the repurchase request was made, subject to Section 2.b.

2.	Repurchase Price for Shares under the SRP.

a.	The Company will repurchase Shares pursuant to the SRP initially at $24.17 per Share, which is equal to the estimated net asset value per share of the Company’s common stock (the “Estimated Per-Share NAV”) as of March 31, 2015, calculated by the Company’s advisor, American Finance Advisors, LLC (the “Advisor”), in accordance with the Company’s valuation guidelines and approved by the Company’s board of directors (the “Board”) on May 14, 2015. Beginning on the date on which the Company files with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2015, and on each subsequent date on which the Company files its Annual Report on Form 10-K, the Company will publish an Estimated Per-Share NAV for such year (each such date, an “NAV Pricing Date”). The Company may publish an Estimated Per-Share NAV more frequently than on an annual basis if the independent directors of the Board, in their sole discretion, determine that doing so is appropriate. For each period beginning on an NAV Pricing Date and ending on the last business day prior to the next NAV Pricing Date, the repurchase price for Shares under the SRP will equal the then-current Estimated Per-Share NAV.

b.	If a stockholder’s repurchase request is received after the close of business on the last business day prior to an NAV Pricing Date, the Shares relating to such repurchase request will be repurchased at a price equal to the Estimated Per-Share NAV published on such NAV Pricing Date.
c.	A stockholder may cancel their repurchase request by notifying a customer service representative on or prior to the last day of the quarter during which the repurchase request was made. Customer service representatives are available on the Company’s toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. Eastern time. If the repurchase request is not cancelled before the end of the quarter, the stockholder will be contractually bound to the repurchase of the Shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

3.	Limits on Repurchases under the SRP.

a.	Repurchases under the SRP will be limited for any calendar quarter to 1.25% of the product of (i) the Company’s most recently published Estimated Per-Share NAV and (ii) the number of Shares outstanding as of last day of the previous calendar quarter.
b.	Stockholders will only be able to have their Shares repurchased to the extent that the Company has sufficient liquid assets. Funding for the SRP will be derived from operating funds, if any, as the Company, in its sole discretion, may reserve for this purpose. If funds available for the SRP are not sufficient to accommodate all requests, Shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of the Company, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.
c.	Promptly after receiving repurchase requests in excess of the quarterly repurchase limitation described in Section 3(a) above, the Company will disclose such fact through a filing with the SEC to notify stockholders that no additional repurchase requests will be accepted for such quarter. In such event, unless the Board determines to suspend the SRP for any reason, the SRP will automatically and without stockholder notification resume on the first day of the subsequent quarter.

4.	Special Share Repurchase Date. Subject to the other limitations set forth in this SRP, on November 6, 2015 (the “Special Share Repurchase Date”), the Company will repurchase Shares validly submitted for repurchase after October 12, 2015 and on or prior to October 23, 2015. Repurchases on the Special Share Repurchase Date will be limited to 1.25% of the product of (i) $24.17, the Company’s most recently published Estimated Per-Share NAV, and (ii) 66,456,430, the number of Shares outstanding as of September 30, 2015.

5.	Amendment, Suspension or Termination of the SRP.

a.	The Board may amend, suspend (in whole or in part) or terminate the SRP at any time; provided, that the Company will file a Current Report on Form 8-K announcing any planned amendment to, suspension or termination of, the SRP at least 30 days prior to the effectiveness of such amendment, suspension or termination.
b.	The Board reserves the right, in its sole discretion, to reject any requests for repurchases or change the purchase price for repurchases.

c.	The SRP immediately will terminate if the Shares are listed on any national securities exchange.
d.	Any material modifications, suspension or termination of the SRP by the Board will be disclosed to stockholders promptly in reports the Company files with the SEC, a press release and/or via the Company’s website.

6.	Status of Shares Repurchased under the SRP. Shares the Company repurchases under the SRP will have the status of authorized but unissued Shares. Repurchased Shares will not be reissued unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

7.	Absence of Liability. The Company shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares. The Company shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

8.	Governing Law. This SRP shall be governed by the laws of the State of Maryland.